SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

ELOYALTY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

The following is the script from a presentation made to employees of eLoyalty Corporation on December 6, 2001:

•	The purpose of this call is to review the various employee, financing and capital structure activities that we are undertaking including:

•	The Tender Offer

•	The Private Placement

•	The Rights Offering

•	The Reverse Stock Split

•	This call will help you to understand why we are doing them, how they work, explain any documentation that you may have received and identify any actions or decisions that you may chose to make over the coming week or so.

•	In numerous conversations with our largest and most sophisticated institutional investors, it is clear that these activities are complicated, so hopefully this call will provide an opportunity to highlight any areas that are confusing and enable you to ask any questions that you may have

Offer to Exchange

•	The tender offer was completed independently of any of the other activities with the goal of re-incenting you, our talented employees, and to re-align employee interests to build shareholder value going forward

•	On November 9, 2001 we completed the tender offer for certain options under our employee benefits plan based on your response to the election forms

•	The tender offer has nothing to do with the Private Placement, Rights Offering or Reverse Stock Split, but is in relation to the commitment Kelly made in spring to revisit options and happened to occur in the same time frame

•	I will now talk about these other items

What you may have received

•	If you own stock outright, either through the ESPP, purchases you have made on your own or vested options that you have previously exercised you should have received two documents:

•	Proxy Statement

•	Form S3

•	These documents I will explain in a moment, however please note that this does not apply to any options you have been granted that are either unvested or unexercised or the recent election you have made to swap options for restricted stock.

•	The proxy statement is an invite for shareholders to vote on certain board recommendations

•	The Form S3 is the legal document required by the SEC to offer rights to shareholders

•	By receiving these documents you are required to take or consider certain actions and this is what I will review later in the call

•	Let me now explain the transactions

Overview

•	On September 24(th) we announced an agreement for a Private Placement of up to $25 million with two current investors, Technology Crossover Ventures and Sutter Hill Ventures

•	In connection with this transaction, our Board of Directors has authorized a shareholder Rights Offering to enable other shareholders to maintain their approximate ownership percentage in the company

•	While the total amount of the proceeds is dependent upon the actual participation in the Rights Offering, our goal is to raise between $20 million and $30 million through these transactions

•	Also, our Board has authorized an adjustment to the current share count through a 1:10 Reverse Stock Split to rationalize our capital structure going forward

•	The Private Placement and the Rights Offering are conditioned upon one another

Overview

•	The Private Placement is also conditioned upon the Reverse Stock Split and certain other closing conditions specified in the share purchase agreement for the Private Placement

•	The Private Placement, Rights Offering, and Reverse Stock Split are also subject to stockholder approval

•	The Private Placement and Rights Offering are described in the Form S-3 filed with the SEC on Monday, September 24

Structure of Private Placement and Rights Offering

•	The financing has two components

•	Private Placement with TCV and SHV

•	Rights Offering to all other shareholders

•	The actual size of these financings is not currently determinable as this calculation is dependent on a number of variables including

•	Purchase price of the Preferred

•	Lesser of $0.51, or 90% of the 20 day average up to and including December 13, 2001, yesterday that average was $0.56 indicating that the price would be $0.50, or $5.00 on a post-split basis

•	The price of the Common at the close

•	Actual number of shares outstanding at the close (number of shares actually owned outright by investors)

•	The number of shares issued in the Private Placement

•	The number and dollar amount/Right of the Rights exercised

Description of the Rights Offering

•	We have issued one Right for each outstanding share of our common stock

•	Each right gives you the opportunity to buy the same type of preferred stock we are issuing in the private placement at the same price

•	To exercise a right you must specify how much money you want to invest, either $1.60, $1.00 or $0.50 per right

•	For example, if you exercise 100 Rights at $0.50 per Right you would be agreeing to buy $50.00 of preferred stock. At a purchase price of $5.00 per share, you would buy 10 shares of preferred stock (post-split)

•	Common shareholders will be entitled to exercise one Right for each Common share they hold, so long as they hold these shares at both the Record date (October 8(th)) and at the close on December 19th

Description of the Rights Offering

•	These Rights can be exercised subject to the following conditions

•	No shareholder can increase their percentage ownership, so some people may get a portion of their investment returned to them

•	Rights cannot be transferred

•	A shareholder can exercise their Rights only in the following amounts

• $1.60/Right (this amount guarantees no dilution)

• $1.00/Right

• $0.50/Right

•	A shareholder can exercise any number of Rights, so long as they are exercised at the same dollar amount/Right

•	As mentioned earlier, you cannot increase your percentage of ownership. If you purchase 100 rights and the participation was lower than expected, we’d refund a portion so your ownership percentage remains as it is today. I will run through some examples shortly.

What you may have received

•	If you own stock outright, either through the ESPP, purchases you have made on your own or vested options that you have previously exercised you should have received two documents:

•	Proxy Statement

•	Form S3

•	These documents I will explain in a moment, however please note that this does not apply to any options you have been granted that are either unvested or unexercised or the recent election you have made to swap options for restricted stock.

•	The proxy statement is an invite for shareholders to vote on certain board recommendations

•	The Form S3 is the legal document required by the SEC to offer rights to shareholders

•	By receiving these documents you are required to take or consider certain actions and this is what I will review later in the call

Proxy Statement

•	If you are were a stockholder of record or a beneficial owner of eLoyalty stock on October 22, 2001 you are eligible to vote on the three proposals related to these transactions.

•	For this purpose you will have received a Proxy Statement and voting instructions

•	There are three items that will be voted on at our special meeting:

•	The issuance and sale of shares of preferred stock in the private placement and the issuance of common stock upon the conversion of that preferred stock

•	An increase in the number of authorized shares of both the company’s common stock and the company’s preferred stock

•	A one-for-ten reverse stock split with respect to all issued shares of the company’s common stock and a corresponding reduction in the number of authorized shares of the company’s common stock.

Proxy Statement

•	Our Board of Directors have recommended that stockholders vote for these actions that are necessary to complete the financing and change in capital structure

•	In addition, Institutional Shareholder Services, an independent proxy advisory firm has advised its clients which are institutional investors to vote in favor of these proposals

•	However as a shareholder you need to make your own decision.

•	Either way we encourage you to vote on these important actions for our company.

Rights Offering

•	If you were a shareholder of record or a beneficial owner of eLoyalty stock on October 8, 2001 you have been granted one right for each share you owned on that date

•	To exercise your rights, you must continue to own at least one share of Common stock on December 19, 2001 for each right you wish to exercise

•	In order to exercise these rights, you need to decide how many rights you wish to exercise

•	You also need to select your participation level of $0.50, $1.00 or $1.60 per right.

•	Finally you need to fill in the Rights Offering form and send your money per the return instructions to be received no later than December 19, 2001. If you pay by check, the check must clear by the 19th

Questions

•	That covers the information for the call

•	I encourage you read the materials you have received carefully prior to making any decisions regarding voting on the proposals or participating in the Rights Offering

•	I would now like to open the call up for any questions you may have

•	Operator?

The following is a copy of a letter emailed to employees of eLoyalty Corporation on December 6, 2001:

To: All eLoyalty Employees

Subject: Actions Relating to Financial Activities

As you know we are in the process of completing a private placement, a rights offering and a 1-10 reverse stock split. Many of you have been in contact with questions about these transactions and about the documents that you have received. The purpose of this email is to clarify what actions you need to take with respect to these documents.

For those of you who own eLoyalty stock either through the ESPP or through your own personal account, you may have received two items in the mail. If you owned stock on October 8, 2001, you should have received a document relating to the Rights Offering (referred to as the “Prospectus”). If you owned eLoyalty stock on October 22nd, you should have received a proxy statement as well. For those who do not own any eLoyalty stock, you may use this message for informational purposes.

These documents relate to two actions you should consider:

Shareholder Vote (Proxy Statement)
By December 18th, we urge you to vote on the three items up for consideration at our shareholders meeting (to take place on December 18th). Specific details of the three proposals to be voted on can be found in the proxy statement. You should review the proxy statement for these specifics.

You may vote via mail (using the voting form sent to you), by phone or through the internet. The instructions are indicated on the documents you received. We need shareholder approval to complete the private placement, the rights offering and the reverse stock split and therefore encourage you to vote in favor of these three proposals. How you vote, however, is your personal decision.

Exercise Rights to Participate in Private Placement (Registration Statement)
You also need to decide if you wish to participate in the rights offering to buy shares of eLoyalty convertible preferred stock as described in the Prospectus. This is the same type of stock as is being sold to the private placement investors and will be sold at the same price as it is being sold to those investors. If you choose to participate in the Rights Offering, you must follow the steps included in the Prospectus to exercise your rights to purchase the preferred stock. If you hold your current common stock through E*Trade, you need to call E*Trade directly for steps to take. Otherwise, a form should be included with the Prospectus. To participate, your subscription and your check or other payment must be received and payment cleared by December 19th. This is an individual decision, and again we ask that you take the time to read through the materials to fully understand the offering.

If you have any further questions at all, please feel free to contact me via email or voicemail (x7293). Thank you.

Sarah Faux